As filed with the Securities and Exchange Commission on August 2, 2002

Registration No. 333-94323

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cumulus Media Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4832	36-4159663
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, Georgia 30305
(404) 949-0700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Lewis W. Dickey, Jr.,
Chairman, President and
Chief Executive Officer
3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, Georgia 30305
(404) 949-0700

(Name, Address, Including Zip Code, And Telephone Number,
Including Area Code, Of Agent For Service)

Copies to:
Mark L. Hanson, Esq.
Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree St., N.E.
Atlanta, Georgia 30308-3242
(404) 521-3939

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

EXPLANATORY NOTE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 16. EXHIBITS.
ITEM 17. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX
Form of Opinion of Jones, Day, Reavis & Pogue
Consent of KPMG LLP
Consent of PricewaterhouseCoopers LLP
Consent of Ernst & Young LLP
Consent of Kraft Bros., Esstman, Patton & Harrell
Power of Attorney

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to	Proposed maximum	Proposed maximum	Amount of
to be registered	be registered	offering price per share	aggregate offering price	registration fee

N/A (1)	N/A	N/A	N/A	N/A

(1) No additional securities are to be registered, and registration fees were paid upon filing of the original registration statement on Form S-3 (File No. 333-94323). Therefore, no further registration fee is required.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     We are filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-94323) as the successor company to Cumulus Media Inc., an Illinois corporation, referred to as Cumulus Illinois, pursuant to Rule 414 under the Securities Act of 1933. We became the successor company to Cumulus Illinois following a statutory merger effective at 11:59 p.m., New York City time, on July 31, 2002 for the purpose of changing Cumulus Illinois’ state of incorporation to Delaware. Prior to this merger, we had no assets or liabilities other than nominal assets or liabilities. In connection with this merger, we succeeded by operation of law to all of the assets and liabilities of Cumulus Illinois. This merger was approved by the shareholders of Cumulus Illinois at its annual meeting of shareholders on June 14, 2002, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934.

     Except as modified by this amendment, we, by virtue of this amendment, expressly adopt the Registration Statement on Form S-3 (File No. 333-94323) as our own registration statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.

PART II.    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that our certificate of incorporation does not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring before the effective date of our certificate of incorporation.

     Our by-laws provide that each director, officer or employee who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of ours or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by Cumulus to the fullest extent permitted or required by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, we shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the proceeding (or part thereof) was authorized by our board.

     This right to indemnification shall include the right to have paid by us the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, such an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under our by-laws or otherwise. The rights to indemnification and to the advancement of expenses conferred in our by-laws shall be contract rights and these rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

     The rights to indemnification and to the advancement of expenses conferred in our by-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, our certificate of incorporation, our by-laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

     We generally maintain insurance, at our expense, to protect us and any of our directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     We may, to the extent authorized from time to time by our board, grant rights to indemnification and to the advancement of expenses to any of our employees or agents to the fullest extent of the provisions of our by-laws with respect to the indemnification and advancement of expenses of our directors and officers.

ITEM 16.      EXHIBITS.

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation, including Certificates of Designation for the 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock Due 2009 and the 12% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant’s current report on Form 8-K, filed August 2, 2002)

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of the registrant’s current report on Form 8-K, filed August 2, 2002)

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the registrant’s current report on Form 8-K, filed August 2, 2002)

*5.1	Form of opinion of Jones, Day, Reavis & Pogue regarding validity

*23.1	Consent of KPMG LLP

*23.2	Consent of PricewaterhouseCoopers LLP

*23.3	Consent of Ernst & Young LLP

*23.4	Consent of Kraft Bros., Esstman, Patton & Harrell, PLLC

*23.5	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

*24.1	Power of Attorney

*	Filed with this registration statement.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

           (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on August 2, 2002.

CUMULUS MEDIA INC.

By:	/s/ LEWIS W. DICKEY, JR.

Lewis W. Dickey, Jr. Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEWIS W. DICKEY, JR. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2002

/s/ MARTIN R. GAUSVIK Martin R. Gausvik	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 2, 2002

* Ralph B. Everett	Director

* Holcombe T. Green, Jr.	Director

* Eric P. Robison	Director

* Robert H. Sheridan, III	Director

*By:	/s/ MARTIN R. GAUSVIK	August 2, 2002

Martin R. Gausvik, As Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation, including Certificates of Designation for the 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock Due 2009 and the 12% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant’s current report on Form 8-K, filed August 2, 2002)

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of the registrant’s current report on Form 8-K, filed August 2, 2002)

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the registrant’s current report on Form 8-K, filed August 2, 2002)

*5.1	Form of opinion of Jones, Day, Reavis & Pogue regarding validity

*23.1	Consent of KPMG LLP

*23.2	Consent of PricewaterhouseCoopers LLP

*23.3	Consent of Ernst & Young LLP

*23.4	Consent of Kraft Bros., Esstman, Patton & Harrell, PLLC

*23.5	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

*24.1	Power of Attorney

*	Filed with this registration statement.